Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Wave Life Sciences Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Ordinary Shares, no par value	456(b) and 457(r)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to be Paid	Debt	Debt Securities	456(b) and 457(r)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to be Paid	Other	Warrants	456(b) and 457(r)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to be Paid	Other	Rights	456(b) and 457(r)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to be Paid	Other	Units	456(b) and 457(r)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to be Paid	Equity	Ordinary Shares, no par value	457(o)	—	—	$183,988,288.47	$0.0001531	$28,168.61	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Ordinary Shares, no par value	415(a)(6)	(2)	—	$66,011,711.53	$0.0000927	—	Form S-3	333-263251	May 4, 2022	$6,119.29

	Total Offering Amounts					$250,000,000(1)(2)		$28,168.61

	Total Fees Previously Paid							$ —

	Total Fee Offsets							$ —

	Net Fee Due							$28,168.61

(1)

An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees other than as specified in footnote (2) below. Any subsequent registration fees will be paid on a pay-as-you-go basis. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.F. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(2)

The registrant previously paid registration fees with respect to the Registration Statement on Form S-3 (Commission File No. 333-263251) (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act (“Rule 415(a)(6)”), the securities registered pursuant to this Registration Statement include an aggregate of $66,011,711.53 of ordinary shares previously registered on the Prior Registration Statement which remain unsold (the “Carried Unsold Securities”). Pursuant to Rule 415(a)(6), the registration fee of $6,119.29 associated with the offering of the Carried Unsold Securities is hereby applied to offset the registration fees associated with this Registration Statement and will continue to be applied to the Carried Unsold Securities registered pursuant to this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of the filing of this registration statement.